EXHIBIT 99.2
December 8, 2004

Mr. Anthony Taddey, Chairman & CEO
Board of Directors
InterScope Technologies, Inc.
12300 Perry Highway, Suite 110
Wexford, PA 15090

Re: Proposed Acquisition of InterScope Technologies, Inc.

Mr. Taddey & Board of Directors:

The purpose of this letter is to set forth certain non-binding understandings between Trestle Holdings, Inc. (the “Company”) and InterScope Technologies, Inc., (the “Target”), with respect to a proposed transaction in which the Company would purchase the assets of the Target. For purposes of this letter, the Company, each of the Company’s shareholders, the Target and each of the Target’s affiliates are sometimes collectively referred to as “parties” and individually as a “party.”

The following summarizes the principal terms with respect to a potential acquisition of assets of the Target by the Company. These terms are intended solely as a basis for further discussion and are not intended to be and do not constitute a legally binding obligation. No legally binding obligations will be created, implied, or inferred, except as expressly provided below, until a document in final form entitled “Asset Purchase Agreement,” is executed and delivered by all parties.

The Company and the Target are discussing a potential acquisition of the Target’s assets based on the following terms:

Purchased Assets: At the closing, the Company will purchase all of the assets associated with the Target’s business, including all inventories, all intellectual property, all accounts and notes receivable, certain contracts and agreements, all equipment, all legally assignable government permits, and certain documents, files and records containing technical support and other information pertaining to the operation of the business.

Assumed Liabilities: The Company will assume as of the closing date only those liabilities and obligations that are identified in the definitive Asset Purchase Agreement and in any event will not assume any unknown or contingent obligations. The Target will retire all outstanding debt, including debt issued through the document entitled “Secured Convertible Promissory Note” simultaneously with the closing of the transaction, and the Company will not assume any of the Target’s debt.

Purchase Price: The purchase price will be $1,000,000, to be paid in Trestle’s Common Stock, par value $.001, on the closing date. The Company’s Common Stock is to be valued using the Company’s average closing price over the 60 days prior to the signing date of the definitive Asset Purchase Agreement.

Expense Reimbursement: The Company agrees, on closing of the transaction, to reimburse to the Target up to $145,000 in cash in operating and capital expenses (money which will be paid to Target affiliates and/or distributees). This reimbursement will be added to the purchase price. In consideration for this reimbursement, the Target agrees to deliver to Trestle, for its use and at no additional cost, a fully operational unit of its Scanner within 15 business days of the signature of this LOI and provide suitable service and support.

The Asset Purchase Agreement: The purchase of the Target’s assets, if consummated, will be made pursuant to an Asset Purchase Agreement drafted by counsel to the Company and acceptable to the Target and Target’s counsel. The Asset Purchase Agreement will contain, among other things, representations and warranties of the Company and the Target, covenants of the Company and the Target, indemnification provisions and conditions to the obligations of the Company and the Target, customary for a transaction of this type.

Registration Rights: The Target and its permitted distributees will be entitled to “piggyback” registration rights on registrations of the Company permitting piggyback registration, subject to the right of the Company and its underwriters, in view of market conditions, to reduce or eliminate the number of shares of the Target proposed to be registered and subject to the customary limitations.

Board Representation: The number of directors for the Board of Directors of the Company is currently fixed at seven. The Target shall have the right to elect a member to the Board of Directors to fill a Board of Directors vacancy as of the closing, or should it choose, the Target may elect a member to the Scientific Advisory Board in lieu of a Board of Directors position. It is our understanding that the Target has preliminarily indicated that Dr. Michael Becich will be elected to the Company’s Board of Directors at the time of closing. If for any reason Dr. Becich is not able to join the Company’s Board of Directors or Scientific Advisory Board, then the Target shall have the right to elect another representative, provided that such representative shall be a trained pathologist and be acceptable to the Company. Should Dr. Becich be unable to join the Company’s Board of Directors or Scientific Advisory Board or Target be unable to find an acceptable designate, Board of Directors observation rights will be granted to Mr. Taddey, or an individual designated by Target.

Retention of Key Employees: Target will use its best efforts to assist the Company in retaining the Target’s key and other employees, as requested by the Company and at the Company’s sole discretion. Aforementioned full-time key employees retained by the Company will be issued options and/or warrants, at the Company’s sole discretion, by the Company and under the Company’s employee stock option plan.

Pre-Closing Covenants: The parties will use their reasonable best efforts to obtain all necessary third-party and government consents (including all certificates, permits and approvals required in connection with the Company's operation of the Target’s business). The Target will continue to operate the Target consistent with past practice and its available resources. Any customer funds from these activities including unit purchase order deposits, progress or final payments received by InterScope prior to closing will remain the property of InterScope. Any customer funds

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received following the closing will be the property of Trestle. Any funds so received by InterScope will first be applied to fulfilling the customer's order and then to assist in paying off its current liabilities. The parties agree to prepare, negotiate and execute an Asset Purchase Agreement which will reflect the terms set forth in this letter agreement, and will contain customary representations and warranties.

Conditions of Closing: The closing for the purchase of the assets will be conditioned upon:
(1) Completion of a private placement of at least $2,000,000 by the Company.
(2) Completion of due diligence to the satisfaction of the Company.
(3) Execution by the Company and the Target of an Asset Purchase Agreement and related agreements.
(4) Compliance by the Company with applicable securities laws.
(5) Minimum net tangible and intangible assets of the Target of $500,000 at the closing.
(6) Other material conditions, as discussed in Asset Purchase Agreement.
(7) Such other conditions as are customary for transactions of this type.

Expenses Accrued Prior to Closing: The Company and the Target will each bear their own legal and other expenses with respect to operations and the transaction and the Company will not assume such expenses at the closing.

Closing: The closing of the acquisition, if all conditions are met, is expected to occur on or before December 31, 2004.

On-going Customer Servicing: Following the closing, Trestle will assume the responsibility for servicing customers who have ordered and/or received InterScope units. These customers include University of Pittsburgh Medical Center, Windber Research Institute and Delta Pathology, as of the signing of this document. Any service fees collected for these activities after closing will be the property of Trestle.

Confidentiality: The terms of the Proposal are confidential, and neither the contents of this letter nor the details of the Proposal may be shown or disclosed by the Company except to those individuals at the Company who have a need to know as a result of being involved in the proposed transaction and, after signing this Proposal, the Company may disclose the contents to other individuals who have a need to know as a result of being involved in the proposed transaction. Nothing herein shall limit any disclosure which the Company believes in good faith is required to be made under applicable securities laws and regulations or in connection with legal process or proceedings.

Indemnification: The Target represents and warrants that (i) it is not subject to any binding agreement, letter of intent or other binding or non-binding understanding with respect to the sale of the Target or its assets or securities or any other transaction that could conflict with the matters contemplated hereby and (ii) the Company will not incur any liability in connection with the consummation of the acquisition of the assets to any third party with whom the Target or its agents have had discussions regarding the disposition of the Target’s business or such other transaction, and the Target agrees to indemnify, defend and hold harmless the Company, its officers, directors, stockholders, lenders and affiliates from any claims by or liabilities to any

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such third parties, including any legal or other expenses incurred in connection with the defense of any such claims.

Exclusive Dealing: Until January 31, 2005, the Target will not enter into any agreement, discussion, or negotiation with, or provide information to, or solicit, encourage, entertain or consider any inquiries or proposals from, any other corporation, or other person with respect to (a) the possible disposition of a material portion of the Target’s business, or (b) any business combination involving the Target, whether by way of merger, consolidation, share exchange or other transaction or any other transaction that could conflict with the matters contemplated hereby. Should the proposed transaction between the Target and the Company not be consummated for any reason by January 31, 2005, the Target is free to pursue a transaction with other parties.

The provisions of this paragraph and the immediately preceding three paragraphs are intended to be binding on the parties and shall survive termination of this letter or of the discussions between the parties.

Expiration of Proposal: These terms will automatically expire, and be of no further force or effect, if (1) the Company has not received from the Target a copy of this letter acknowledged and agreed to by the Target on or before 5:00 p.m. Eastern Standard Time on December 15, 2004 or (2) prior to any such receipt, the Company orally or in writing, gives notice of withdrawal hereof.

Regards,

Michael Doherty
Chairman of the Board
Trestle Holdings, Inc.

Acknowledged and Agreed to:

Anthony Taddey, Chairman & CEO
Board of Directors
InterScope Technologies, Inc.